As filed with the Securities and Exchange Commission on March 29, 2006
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

China GrenTech Corporation Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	4812 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
16th Floor, Zhongyin Tower
Caitian North Road, Futian District
Shenzhen 518026, People’s Republic of China
(86 755) 8350-1796

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huanting Timothy Li, Esq. Sidley Austin llp 39th Floor, Two International Finance Centre, 8 Finance Street Central, Hong Kong (852) 2509-7888	Chris K.H. Lin, Esq. Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600
         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑  333-132381

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate	Amount of
Securities to be Registered	Offering Price(2)	Registration Fee

Ordinary shares, US$0.00002 par value per share(1)	$14,375,000	$1,539

(1)	These ordinary shares have been registered under the registration statement on Form F-1 (File No. 333-132381).

(2)	Calculated pursuant to Rule 457(o) to account for the increase in the maximum aggregate offering price.
         This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-132381) filed by China GrenTech Corporation Limited with the Securities and Exchange Commission (the “Commission”) on March 13, 2006, which was declared effective by the Commission on March 29, 2006, are incorporated herein by reference.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Shenzhen, the People’s Republic of China, on March 29, 2006.

China GrenTech Corporation Limited

By:	/s/ Yingjie Gao

Name: Yingjie Gao
Title: Chairman and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2006:

Signature	Title

/s/ Yingjie Gao Yingjie Gao	Chairman of the Board, Chief Executive Officer

/s/ Rong Yu Rong Yu	Director, Chief Financial Officer, Principal Accounting Officer

* Kunjie Zhuang	Director, Chief Technology Officer

* Huashan Yang	Director

* Bay Chong Chin	Director

* Alastair Morrison	Director

* Vincent Chan	Director

* Cuiming Shi	Independent Director

* Xiaohu You	Independent Director

* Mak Kin Kwong	Independent Director

* Charley W. Situ	Financial Controller

* Puglisi & Associates	Representative in the United States

*By:	/s/ Yingjie Gao Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description

23.1	Consent of KPMG
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of China GrenTech Corporation Limited (File No. 333-132381) filed with the Securities and Exchange Commission on March 13, 2006)